UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 11, 2008

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32248 (Commission File Number)	06-1722127 (IRS Employer Identification No.)

420 Lexington Avenue New York, New York (Address of Principal Executive Offices)	10170 (Zip Code)

(212) 297-1000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

                In December 2007, Gramercy Capital Corp (the “Company”) announced earnings guidance for the year ending December 31, 2008 of Funds From Operations per share (diluted) of $3.05 to $3.10, which guidance took into account the proposed merger of American Financial Realty Trust (“AFR”) into the Company.  That guidance was based on, among other things, estimates both on timing and net proceeds from sales by AFR of certain assets held for sale (as described in the joint proxy statement of the Company and AFR dated January 7, 2008) targeted to close prior to or concurrent with the closing of the Company’s acquisition of AFR.  While AFR has been working towards the disposition of the assets, various factors have contributed to a reduced velocity of those sales.  As a result, the Company is expected to be required to fund an additional cash amount of approximately $150.0 million at the consummation of the merger. While there can be no assurances as to when or if the remaining AFR assets held for sale will be sold, the Company believes that a substantial amount of such assets will be sold by no later than year end.

                In addition, the capital and credit markets, which were in a state of flux when the merger agreement between the Company and AFR was executed, have deteriorated further.  This environment has led to increased costs, reduced availability of efficient debt capital and reduced production volumes for the Company, impacting the Company, as well as impacting its third-party borrowers’ ability to service their debt and refinance their loans as they mature.

                The sales process for the AFR assets, the current state of the capital and credit markets, and the need to maintain higher liquidity balances have affected or are expected to affect the results of operations of the Company.  Therefore, the Company is announcing revised earnings guidance for the year ending December 31, 2008 of Funds From Operations per share (diluted) of $2.85 to $2.90.

                The information being furnished pursuant to this “Item 2.02. Results of Operations and Financial Condition” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act regardless of any general incorporation language in such filing.

Item 7.01.              Regulation FD Disclosure.

                As discussed in Item 2.02 above, the Company is revising its earnings guidance for the year ended December 31, 2008, the text of which is incorporated by reference into this Item 7.01 Regulation FD Disclosure.

The information being furnished pursuant to this “Item 7.01. Regulation FD Disclosure” shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.  This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 8.01.              Other Events.

On November 15, 2007, the Board of Directors of the Company (the “Board”) adopted, subject to stockholder approval, the Company’s 2008 Employee Stock Purchase Plan (the “ESPP”).  The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and has been adopted by the Board to enable eligible employees of the Company or any subsidiary corporation to purchase shares of the Company’s common stock (the “Common Stock”) through payroll deductions.  Under the ESPP, 250,000 shares of Common Stock are reserved for issuance.  The ESPP will be submitted to the Company’s stockholders for approval at the Company’s 2008 annual stockholders meeting.

Additional Information and Where to Find It

This report does not constitute an offer of any securities for sale.  The Company has filed with the SEC a Registration Statement on Form S-4, which includes a joint proxy statement/prospectus of the Company and AFR and other relevant materials in connection with the proposed merger.  The joint proxy statement/prospectus was mailed to the shareholders of the Company and AFR.  Investors and security holders of the Company and AFR are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about the Company, AFR and the proposed merger.  The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by the Company or AFR with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Gramercy by contacting the Company’s Investor Relations at www.gramercycapitalcorp.com or via telephone at 212-297-1000.  Investors and security holders may obtain free copies of the documents filed with the SEC by AFR at www.afrt.com or via telephone at 215-887-2280.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER.

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and AFR in favor of the proposed merger.  Information about the directors and executive officers of the Company and their respective interests in the proposed merger is set forth in the Company’s proxy statements for its 2007 annual meeting and will be available in the joint proxy statement/prospectus.

AFR and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of AFR and the Company in favor of the proposed merger.  Information about the directors and executive officers of AFR and their respective interests in the proposed merger is set forth in AFR’s proxy statements for its 2007 annual meeting and will be available in the joint proxy statement/prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 11, 2008

GRAMERCY CAPITAL CORP.

By:	/s/ Robert R. Foley
	Name:	Robert R. Foley
	Title:	Chief Financial Officer